Exhibit 4.1

CONSENT AND SECOND AMENDMENT

THIS CONSENT AND SECOND AMENDMENT (this “Consent”) dated as of June 10, 2009 to the Credit Agreement referenced below is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit facilities have been extended to the Borrower pursuant to the Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of February 1, 2006 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;

WHEREAS, the Borrower has requested that the Required Lenders consent to the contribution by the Borrower of certain assets of its publishing division to a joint venture; and

WHEREAS, the Required Lenders have agreed to the requested consent on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Consent. The Required Lenders consent to the Borrower and its Subsidiaries contributing the assets described on Schedule 1 hereto and such other assets of the Borrower’s publishing division as may be approved by the Administrative Agent (the “Proposed Contribution”) to a joint venture between the Borrower and Cookie Jar Education, Inc. in exchange for an ownership stake of approximately 35% in such joint venture, provided that prior to the Proposed Contribution the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b). The Proposed Contribution shall be deemed a “Disposition” for all purposes of the Credit Agreement and the other Loan Documents, provided that (x) the Loan Parties shall not be required to comply with Section 8.05 with respect to the Proposed Contribution and (y) the Proposed Contribution shall not be included in any calculation of the baskets in Section 8.05(c) and Section 8.05(d).

3. Amendment. The Credit Agreement is amended in the following respects:

3.1 The definitions of “Base Rate”, “Business Day”, “Consolidated Net Income”, “Eurodollar Base Rate”, “Eurodollar Rate”, “Eurodollar Rate Loan” and “Eurodollar Reserve Percentage” in Section 1.01 are amended to read as follows:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) except during a Eurodollar Unavailability Period, the Eurodollar Rate plus 1.25%.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan or any Base Rate Loan bearing interest at a rate based on the Eurodollar Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Consolidated Net Income” means, for any period for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for such period as determined in accordance with GAAP but excluding net income (or loss) attributable to the Publishing Joint Venture unless such net income has been distributed by way of an ordinary dividend in cash to the Borrower or any Subsidiary.

“Eurodollar Base Rate” means:

(a) For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) (“BBA LIBOR”) at approximately 11:00 a.m. London time two Business Days prior to the commencement of such Interest Period for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. London time two Business Days prior to the commencement of such Interest Period.

(b) For any day with respect to an interest rate calculation for a Base Rate Loan, the rate per annum equal to (i) BBA LIBOR at approximately 11:00 a.m. London time two Business Days prior to such day for Dollar deposits (for delivery on such day) with a term equivalent to one month or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the such day in same day funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America and with a term equivalent to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at approximately 11:00 a.m. London time two Business Days prior to such day.

“Eurodollar Rate” means (a) for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Eurodollar Rate Loan for such Interest Period by (ii) one minus the Eurodollar Reserve Percentage for such Eurodollar Rate Loan for such Interest Period and (b) for any day with respect to any Base Rate Loan bearing interest at a rate based on the Eurodollar Rate, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Base Rate Loan for such day by (ii) one minus the Eurodollar Reserve Percentage for such Base Rate Loan for such day.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate (other than a Base Rate Loan bearing interest at a rate based on the Eurodollar Rate).

“Eurodollar Reserve Percentage” means, for any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan and for each outstanding Base Rate Loan bearing interest at a rate based on the Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

3.2 The definitions of “Eurodollar Unavailability Period”, “Impacted Lender”, “Prime Rate” and “Publishing Joint Venture” are added to Section 1.01 to read as follows:

“Eurodollar Unavailability Period” means any period during which the obligation of the Lenders to make or maintain Eurodollar Rate Loans has been suspended pursuant to Section 3.02 or Section 3.03.

“Impacted Lender” means any Lender as to which (a) the L/C Issuer or the Swing Line Lender, as applicable, has a good faith belief that (i) such Lender has failed to fulfill its obligations under one or more other syndicated credit facilities and (ii) such Lender is not in good faith disputing that such a failure has occurred or (b) any Person that controls such Lender has been deemed insolvent by applicable governmental regulatory authorities or become the subject of a bankruptcy or insolvency proceeding.

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Publishing Joint Venture” means the joint venture between the Borrower and Cookie Jar Education, Inc. to which the Borrower will contribute (or has contributed) assets of its publishing division.

3.3 Section 2.03(a)(ii)(F) is amended to read as follows:

(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender or an Impacted Lender, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender; or

3.4 The following sentence is added to Section 2.04(a) immediately after the first sentence thereof:

Notwithstanding anything herein to the contrary, the Swing Line Lender shall be under no obligation to make any Swing Line Loan if a default of any Lender’s obligations to fund under Section 2.04(c) exists or any Lender is at such time a Defaulting Lender or an Impacted Lender, unless the Swing Line Lender has entered into arrangements satisfactory to the Swing Line Lender with the Borrower or such Lender to eliminate the Swing Line Lender’s risk with respect to such Lender.

3.5 In Section 8.01, clauses (q) and (r) are renumbered as clauses (r) and (s) and a new clause (q) is added to read as follows:

(q) Liens in favor of the L/C Issuer or the Swing Line Lender, as applicable, on cash collateral securing the obligations of a Defaulting Lender or an Impacted Lender to fund risk participations in L/C Obligations and Swing Line Loans;

4. Conditions Precedent. This Consent shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) receipt by the Administrative Agent of counterparts of this Consent executed by the Loan Parties and the Required Lenders; and

(b) payment by the Borrower to the Administrative Agent, for the account of each Lender that executes this Consent by no later than June 8, 2009, of a work fee equal to 5 basis points (0.05%) on the Revolving Commitment of such Lender.

5. Consent is a “Loan Document”. This Consent is a Loan Document.

6. Reaffirmation of Representations and Warranties. Each Loan Party represents and warrants that after giving effect to this Consent (a) the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period) and (b) no Default exists.

7. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Consent, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Consent and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

8. Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Consent shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

9. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

10. Counterparts; Delivery. This Consent may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Consent to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Consent by facsimile or other electronic imaging means shall be effective as an original.

11. Governing Law. This Consent shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent and Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	SCHOOL SPECIALTY, INC. a Wisconsin corporation

	By:	/s/ David N. Vander Ploeg
	Name:	David N. Vander Ploeg
	Title:	EVP / CFO

GUARANTORS:	CHILDCRAFT EDUCATION CORP., a New York corporation
CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company
BIRD-IN-HAND WOODWORKS, INC., a New Jersey corporation
SPORTIME, LLC, a Delaware limited liability company
PREMIER AGENDAS, INC., a Washington corporation
FREY SCIENTIFIC, INC., a Delaware corporation
AMALGAMATED WIDGETS, INC., a Wisconsin corporation
SAX ARTS & CRAFTS, INC., a Delaware corporation
CALIFONE INTERNATIONAL, INC., a Delaware corporation
DELTA EDUCATION, LLC, a Delaware limited liability company

	By:	/s/ David N. Vander Ploeg
	Name:	David N. Vander Ploeg
	Title:	EVP / CFO

[SIGNATURE PAGES FOLLOW]

ADMINISTRATIVE AGENT
AND COLLATERAL AGENT:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

	By:	/s/ J. Casey Cosgrove
	Name:	J. Casey Cosgrove
	Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ J. Casey Cosgrove
	Name:	J. Casey Cosgrove
	Title:	Senior Vice President

SUNTRUST BANK

	By:	/s/ David Fournier
	Name:	David Fournier
	Title:	Vice President

HARRIS N.A.

By:
Name:
Title:

M&I MARSHALL & ILSLEY BANK

	By:	/s/ Leo D. Freeman
	Name:	Leo D. Freeman
	Title:	Senior Vice President

	By:	/s/ James R. Miller
	Name:	James R. Miller
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Sabin A. Hashmy
	Name:	Sabin A. Hashmy
	Title:	Vice President

RBS CITIZENS, N.A. as successor to CHARTER ONE BANK, N.A.

	By:	/s/ Brett Miller
	Name:	Brett Miller
	Title:	Vice President

[SIGNATURE PAGES CONTINUE]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Caroline V. Krider
Name:	Caroline V. Krider
Title:	Vice President & Senior Lender

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Joseph Augustini
Name:	Joseph Augustini
Title:	Senior Vice President

By:	/s/ Edwin Holmes
Name:	Edwin Holmes
Title:	Assistant Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ James W. Engel
Name:	James W. Engel
Title:	Senior Vice President

NATIONAL CITY BANK

By:	/s/ Brandon S. Norder
Name:	Brandon S. Norder
Title:	Assistant Vice President

FIFTH THIRD BANK

By:	/s/ Neil G. Mesch
Name:	Neil G. Mesch
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ Reena A. Bhasin
Name:	Reena A. Bhasin
Title:	Vice President

MB FINANCIAL BANK

By:	/s/ Henry Wessel
Name:	Henry Wessel
Title:	Vice President

SCHEDULE 1

Contributed Assets

1. All assets of the Borrower’s publishing division located at the Bentonville, Arkansas, Grand Rapids, Michigan (excluding EPS inventory located at the Grand Rapids location) and Columbus, Ohio locations of the Borrower.

2. All purchase orders, contract rights and accounts receivable of the Borrower’s publishing division.

3. The intellectual property assets set forth below:

Domain Name
brighterchild
brighterchildbooks.com
brighterchildeducation.com
brighterchildkits.com
brighterchildonline.com
brighterchildproducts.com
childrens-publishing.com
christianinstructor.com
ellieismyname.com
frankschaffer.asia
frankschaffer.com
goodapple.com
graceonline.com
gracepubs.com
greatwave.com
homeworkhelpers.com
idealschoolsupply.com
instructionalfair.com
judyclock.com
judyinstructo.asia
judyinstructo.com
judyinstructo.com.cn
lessonplancompanion.com
noodlebug.com
onfileseries.com
on-fileseries.com
peterbedrick.com
spectrumseries.com
standardsmadeeasy.com
teachingstatestandards.com
textbookcorrelations.com
thetestingplace.com
totline.com
tsdenison.com

Country Client	Mark Class and Goods Description	Status App. No. App. Date	Reg. No. Reg. Date
United States of America School Specialty, Inc.	ALPHABET EXPRESS 16 Int. wall charts for educational purposes	Registered	899,693 29-Sep-1970
Canada School Specialty, Inc.	AMERICAN EDUCATION PUBLISHING 00 GODFR series of educational books, series of educational children’s books	Registered 0870056 23-Feb-1998	550,722 13-Sep-2001
United States of America School Specialty, Inc.	AMERICAN EDUCATION PUBLISHING 16 Int. series of educational children’s books	Published 77/491,164 04-Jun-2008
Canada School Specialty, Inc.	AMERICAN EDUCATION PUBLISHING & Design 16 Int. Series of educational children’s books	Pending 1,422,255 17-Dec-2008
United States of America School Specialty, Inc.	AMERICAN EDUCATION PUBLISHING (Stylized) 16 Int. series of educational children’s books	Published 77/494,985 10-Jun-2008
United States of America School Specialty, Inc.	BIG SKILLS FOR LITTLE HANDS 16 Int. printed materials, namely, a series of children’s books, including workbooks	Registered 77/135,580 20-Mar-2007	3,463,454 08-Jul-2008
United States of America School Specialty, Inc.	BRIGHTER CHILD 09 Int. computer software for educational purposes featuring interactive math, reading and phonics	Registered	2,102,495 07-Oct-1997
United States of America School Specialty, Inc.	BRIGHTER CHILD 16 Int. educational books for children	Registered	1,895,045 23-May-1995
European Community School Specialty, Inc.	BRIGHTER CHILD & Device 09 Int. Computer software; computer programmes; computer software for educational purposes, computers;	Registered 4356151 23-Mar-2005	4356151 23-Mar-2005

Country Client	Mark Class and Goods Description	Status App. No. App. Date	Reg. No. Reg. Date

computer hardware and firmware; magnetic tapes, cards and discs, magnetic data carriers; recording discs; parts and fittings for all the aforesaid goods; all for educational purposes.

16 Int.      Printed matter; books; magazines; printed publications; educational books for children; photographs; stationery; instructional and teaching material (except apparatus); all for educational purposes

United States of America School Specialty, Inc.	BRIGHTER CHILD SERIES & Design 16 Int. educational books for children	Registered	1,909,946 08-Aug-1995
United States of America School Specialty, Inc.	BUILD-N-LEARN 28 Int. educational toys, namely building pieces of various shapes having slots on all sides for building in all directions	Registered	2,222,571 09-Feb-1999
United States of America School Specialty, Inc.	CRAZY SLATE 28 Int. toys, namely, amusement devices for temporarily receiving written images and for erasing such images	Registered	2,116,986 25-Nov-1997
United States of America School Specialty, Inc.

EASY GRIP PEGS

28 Int.      toys and games, namely, manipulative, oversized, stackable, contoured pegs, which are used to promote eye-to-hand coordination, motor skills, and color discrimination in small children

		Registered	2,372,456 01-Aug-2000
United States of America School Specialty, Inc.	EXTREME READERS 16 Int. printed materials, namely, a series of children’s books	Registered 78/683,855 02-Aug-2005	3,117,124 18-Jul-2006
United States of America School Specialty, Inc.	FRACTION BUILDER 16 Int. printed task cards used for teaching and learning mathematics	Registered	1,824,391 01-Mar-1994
United States of America School Specialty, Inc.	FRACTION STAX & Design	Registered 73/820,267 21-Aug-1989	1,604,588 03-Jul-1990

Country Client	Mark Class and Goods Description	Status App. No. App. Date	Reg. No. Reg. Date

16 Int.      printed instructional and teaching materials, namely cards, wooden stocks and pegboards for developing mathematical skills, sold as a unit

28 Int.      games and playthings, namely, wooden cards, pegboards and cards for developing mathematical skills, sold as a unit

United States of America School Specialty, Inc.

FRANK SCHAFFER & Circle (Design Only)

16 Int.      children’s educational products, namely, a series of fiction and non-fiction books on a variety of topics, printed instructional, educational and teaching materials composed of text and/or pictorial representations at pre-school and elementary educational level, magazines in the field of childhood education, stickers, posters, notepads, paper banners

28 Int.      children’s educational products, namely, board games, jigsaw puzzles and manipulative puzzles, card games, dominoes, bingo cards and bingo game playing equipment

42 Int.      mail order catalogue services featuring children’s educational products, mail order services featuring magazines in the field of childhood education

		Registered 75/002,658 06-Oct-1995	2,135,186 10-Feb-1998
United States of America School Specialty, Inc.

IN CELEBRATION & Design

16 Int.      educational products for religious market, namely, books, bookmarks, stickers, greeting cards, folders, note pads, and printed paper bulletin board cutouts and trimmings

28 Int.      educational game in the nature of vinyl cutout characters and figures and cling-on story boards sold as a unit

		Registered	2,205,989 24-Nov-1998
United States of America School Specialty, Inc.	IN CELEBRATION & Design	Registered	2,211,391 15-Dec-1998

Country Client	Mark Class and Goods Description	Status App. No. App. Date	Reg. No. Reg. Date

16 Int.      educational products for religious market, namely, books, bookmarks, stickers, greeting cards, folders, note pads, and printed paper bulletin board cutouts and trimmings

28 Int.      educational game in the nature of vinyl cutout characters and figures and cling-on story boards sold as a unit

United States of America School Specialty, Inc.

FRANK SCHAFFER PUBLICATIONS

16 Int.      children’s educational products, namely, a series of fiction and non-fiction books on a variety of topics, printed, instructional, educational and teaching materials composed of text and/or pictorial representations at pre-school and elementary education levels, magazines in the field of childhood education, stickers, posters, notepads, paper banners

28 Int.      children’s educational products, namely, board games, jigsaw puzzles and manipulative puzzles, card, games, dominoes, bingo cards and bingo game playing equipment

42 Int.      mail order catalogue services featuring children’s educational products, mail order services featuring magazines in the field of childhood education

		Registered 75/031,374 03-Oct-1995	2,136,550 17-Feb-1998
United States of America School Specialty, Inc.

FSP

16 Int.      children’s educational products, namely, a series of fiction and non-fiction books on a variety of topics; printed instructional, educational and teaching materials composed of text and/or pictorial representations at pre-school and elementary school education levels

		Registered	2,281,881 28-Sep-1999
United States of America School Specialty, Inc.	GIFTED & TALENTED 16 Int. children’s activity and learning books	Registered	1,944,317 26-Dec-1995
United States of America School Specialty, Inc.	HOMEWORK HELPERS 16 Int. educational books on a variety of topics, geared to the nursery, pre-kindergarten, and elementary levels	Registered	1,888,442 11-Apr-1995
United States of America School Specialty,	IF & Design	Registered	953,663 20-Feb-1973

Country Client	Mark Class and Goods Description	Status App. No. App. Date	Reg. No. Reg. Date
Inc.	16 Int. books, pamphlets, brochures, periodicals and newsletters
United States of America School Specialty, Inc.

JI & Design

16 Int.      instructional books, pamphlets, workbooks for children on a variety of topics, educational teaching aids, namely, printed alphabet cards, charts, flannel wall boards and flannel letters, numerals and figures therefor, storybooks, transparency kits consisting of acetate sheets, mounting frames, pencils and felt tip pens, printed adhesive paper strips for teaching the alphabet and basic arithmetic functions, educational kits consisting of puzzles, booklets, paper cut-outs, posters, flashcards, puppets, equipment used to play board games, and maps, and printed educational cards in various shapes and figure forms in a hanging display

28 Int.      equipment sold as a unit for playing board games, activity kits comprising toy chalk boards, toy magnetic figures and shapes for use therewith, and numerical and alphabetical and wooden puzzles

		Registered	1,391,553 29-Apr-1986
United States of America School Specialty, Inc.	JUDY 28 Int. educational toys and visual aids, puzzles, and equipment sold as a unit for playing board type games	Registered	708,362 13-Dec-1960
United States of America School Specialty, Inc.

JUDY/INSTRUCTO

16 Int.      educational kits consisting of puzzles, booklets, paper cut-outs, posters, flashcards, puppets, equipment used to play board games, maps, and printed educational cards in various shapes and figure forms on a hanging display

28 Int.      equipment sold as a unit for playing board games, activity kits comprising toy chalk boards, toy

		Registered	1,378,066 14-Jan-1986

Country Client	Mark Class and Goods Description	Status App. No. App. Date	Reg. No. Reg. Date
magnetic figures and shapes for use therewith, numerical and alphabetical and wooden puzzles
United States of America School Specialty, Inc.

JUGGLER Design

16 Int.      printed products for educational purposes consisting of paper and cardboard cut-outs, paper, cellophane, and cardboard decorations for bulletin boards and blackboards, children’s educational books for teaching science, math, language arts and time and money, workbooks directed to teaching manuals in the area of science, math, language arts and time and money, charts, posters, educational kits, namely word and picture cards for memory retention, library and paper supplies in the form of catalog cards, ledger dictionary stands, word and picture cards for color recognition, reading expansion, visual perception and like and chalkboards

28 Int.      puzzles, games utilizing plastic beads, cubes, pegs and blocks as educational manipulatives, balance disks consisting of wooden disks placed on bases that permit the boards to rock and children’s peg board games

35 Int.      mail order catalog services featuring educational products

		Registered	2,391,307 03-Oct-2000
United States of America School Specialty, Inc.	LIGHTNING READERS 16 Int. printed materials, namely series of children’s fiction books	Registered 78/486,437 20-Sep-2004	3,069,394 14-Mar-2006
United States of America School Specialty, Inc.	MATH 2 MASTER 16 Int. printed educational materials, namely, books featuring mathematics	Registered 78/439,358 22-Jun-2004	3,036,804 27-Dec-2005
United States of America School Specialty, Inc.

MILESTONE

16 Int.      educational books on the subjects of reading, language arts, social studies, life skills, math science for students in the middle school levels and higher, and printed materials, namely workbooks and catalogs featuring books and workbooks on the subjects of reading, language arts, social studies, life skills, math and science for students in the middle school levels and higher

		Registered 78/404,226 19-Apr-2004	3,091,153 09-May-2006

Country Client	Mark Class and Goods Description	Status App. No. App. Date	Reg. No. Reg. Date
United States of America School Specialty, Inc.	PEG-IT 28 Int. manipulative toy peg boards designed to promote motor skills and coordination in children	Registered	2,401,523 07-Nov-2000
United States of America School Specialty, Inc.

POCKET CHANGE

16 Int.      printed educational materials, namely, printed cards and activity guides for use in developing children’s money skills

28 Int.      game package used for educational purposes comprised of cards, plastic coins, spinner and activity guides all sold as a unit for use in developing children’s money skills

		Registered	2,632,544 08-Oct-2002
United States of America School Specialty, Inc.

SPECTRUM STARBURST Design

16 Int.      printed materials, namely children’s books, workbooks, teachers’ guides in the field of mathematics, reading comprehension, vocabulary, spelling, phonics, writing, test practice and preparation, geography, language arts and science

		Registered 78/899,037 02-Jun-2006	3,374,252 22-Jan-2008
United States of America School Specialty, Inc.

SPOT THE CLOCK

16 Int.      printed educational materials, namely, printed cards and activity guides for use in developing children’s time telling skills

28 Int.      game package used for educational purposes comprised of cards, spinners and activity guides all sold as a unit for use in developing children’s time telling skills

		Registered	2,610,356 20-Aug-2002
United States of America School Specialty, Inc.

SUN & BEARS Design

16 Int.      printed publications, namely, educational activity and story books for children aged two to six; educational activity and story books for parents and teachers of children aged two to six

		Registered	2,148,667 07-Apr-1998

Country Client	Mark Class and Goods Description	Status App. No. App. Date	Reg. No. Reg. Date
United States of America School Specialty, Inc.	THEME-A-SAURUS 16 Int. publications, namely, books, containing children’s teaching themes	Registered	1,658,192 24-Sep-1991
United States of America School Specialty, Inc.	TOTLINE 16 Int. printed publications, namely books and newsletters containing material for working with young children	Registered 73/683,051 08-Sep-1987	1,490,156 31-May-1988